Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to the Employment Agreement, dated effective as of March 1, 2007 (as previously amended, the “Agreement”), by and between HCC Insurance Holdings, Inc., a Delaware corporation (“HCC”), and Craig J. Kelbel (“Executive”) is made and entered into as of March 30, 2012.  HCC and Executive are sometimes collectively referred to herein as the “Parties” and individually as a “Party”. All capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

RECITALS

WHEREAS, the Parties set forth the terms and conditions of Executive’s employment with HCC in the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement to (i) extend the term thereof and (ii) increase the Base Salary due to Executive thereunder.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HCC and Executive hereby agree as follows:

AGREEMENT

1.                                       Effective as of April 1, 2012, Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

1.                                      Term.  The Company hereby agrees to employ Executive as President and Chief Executive Officer of its subsidiary, HCC Life Insurance Company, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period (the “Term”) commencing on the Effective Date and expiring at the earlier to occur of (a) 11:59 p.m. on January 31, 2015 (the “Expiration Date”) and (b) the Termination Date (as hereinafter defined).

2.                                       Effective as of April 1, 2012, Section 3(a) of the Agreement shall be deleted in its entirety and replaced with the following:

(a)                                  Base Salary.  During the Term Executive shall receive a base salary (the “Base Salary”) paid by the Company at the annual rate of $750,000, payable not less frequently than in substantially equal monthly installments (or such other, more frequent times as executives of HCC normally are paid).

3.                                       The provisions of Section 1 and 2 of this Amendment are hereby incorporated into and made part of the Agreement as if fully set forth therein.

4.                                       Except as expressly provided herein, all other terms and conditions of the Agreement shall remain unchanged, and as expressly amended hereby, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect.

5.                                       This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

EXECUTIVE:		HCC:

HCC Insurance Holdings, Inc.

/s/ Craig J. Kelbel		By:	/s/ John N. Molbeck, Jr.
Craig J. Kelbel			John N. Molbeck, Jr.
Chief Executive Officer
Date:	March 26, 2012	Date:	March 30, 2012

Signature Page – Second Amendment to Employment Agreement